UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                               |X| CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report: October 1, 2003



                        Commission file number 001-15081



                             UnionBanCal Corporation


                        State of Incorporation: Delaware
                  I.R.S. Employer Identification No. 94-1234979



                              400 California Street
                          San Francisco, CA 94104-1302
                               Tel. (415) 765-2969













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Item 5.  Other Events

Effective September 30, 2003 at 4:15 p.m. (Eastern time), UnionBanCal Corporation (the "Company") changed its state of incorporation from California to Delaware. The change in the Company's state of incorporation was approved by its shareholders at its Annual Meeting of Shareholders held on April 23, 2003.

The reincorporation in the State of Delaware was accomplished by the merger of UnionBanCal Corporation, a California corporation, with and into its wholly-owned subsidiary, UnionBanCal Corporation, a Delaware corporation, which was the surviving corporation in the merger. Prior to the merger, the Delaware subsidiary had no assets or liabilities other than nominal assets or liabilities. The reincorporation will not result in any change in the Company's name, business, assets or liabilities; will not cause the Company's corporate headquarters or other facilities to be moved; and will not result in any relocation of management or other employees.

Shareholders will not be required to undertake a mandatory exchange of the Company's shares. Certificates for the Company's shares automatically represent an equal number of shares in the Delaware corporation. The Company's common stock is deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, by operation of Rule 12g-3 thereunder. The Company's common stock is listed under the symbol "UB" on the New York Stock Exchange.

The full text of the press release describing the reincorporation is set forth in Exhibit 99.1, attached hereto.

            Exhibit No.                 Description
--------------------------------------------------------------------------------
                 99.1                  Press release dated October 1, 2003.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   October 1, 2003


                             UNIONBANCAL CORPORATION


                             By:  /s/ David I. Matson
                                  ----------------------------------------------
                                      David I. Matson
                                      Chief Financial Officer
                                      (Duly Authorized Officer)




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                                  EXHIBIT INDEX

Exhibit No.             Description
-------------------------------------------------------------------------------
99.1       Press release dated October 1, 2003.